Exhibit 99.2

                       Ford Motor Company and Subsidiaries

                               VEHICLE UNIT SALES
                               ------------------

                             2002 Compared with 2001
                                 (in thousands)



                                                                            First Quarter
                                                                     -----------------------------
                                                                         2002            2001
                                                                     -------------   -------------
North America
United States
 Cars                                                                    384             362
 Trucks                                                                  603             653
                                                                       -----           -----
  Total United States                                                    987           1,015

Canada                                                                    73              52
Mexico                                                                    33              36
                                                                       -----           -----

  Total North America                                                  1,093           1,103

Europe
Britain                                                                  155             175
Germany                                                                   79             105
Italy                                                                     50              63
France                                                                    24              42
Spain                                                                     42              40
Sweden                                                                    30              33
Other countries                                                           77             113
                                                                       -----           -----

  Total Europe                                                           457             571

South America
Brazil                                                                    28              35
Argentina                                                                  4               8
Other countries                                                            9               7
                                                                       -----           -----

  Total South America                                                     41              50

Other international
Australia                                                                 27              25
Taiwan                                                                    20              18
Other countries                                                           40              38
                                                                       -----           -----

  Total other international                                               87              81
                                                                       -----           -----

Total worldwide vehicle unit sales                                     1,678           1,805
                                                                       =====           =====


Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford Motor Company units, as well as units manufactured by Ford and sold to other manufacturers.

Prior period has been restated.